Exhibit 99.1

FOR IMMEDIATE RELEASE

RailAmerica, Inc. Reports Second Quarter 2012 Results

Second Quarter Highlights

•	Revenue increased 12% versus second quarter 2011.

•	Operating income up 19%; (up 28% excluding 45G benefit, asset sales and impairments1).

•	Net income of $0.23 per share.

•	Adjusted net income per share[1] of $0.34.

JACKSONVILLE, FL, July 25, 2012 – RailAmerica, Inc. (NYSE: RA) today reported financial results for the quarter ended June 30, 2012. Second quarter 2012 revenue increased 12% to $156.1 million from $139.2 million in the second quarter of 2011. Freight revenue increased 8% to $113.6 million with average revenue per car up 4% and carloads up 4%. Non-freight revenue increased 26% to $42.5 million.

RailAmerica President and Chief Executive Officer John Giles said “Exceptional execution by our team drove another strong quarter with operating income on a comparable basis up 28%. We remain well positioned for continued progress in the months ahead. During the second quarter we began integrating our two recent acquisitions. Additionally, our commercial and industrial development teams are pursuing a robust pipeline of opportunities.”

RailAmerica reported second quarter 2012 net income of $11.4 million, or $0.23 per diluted share. This compares to net income of $8.7 million, or $0.17 per diluted share in the second quarter of 2011. Noteworthy items impacting the second quarters of 2012 and 2011 include:

•	Early retirement of debt: Second quarter of 2012 included $5.7 million of charges related to the redemption of the remaining $74 million of our 9.25% senior notes.

•

Acquisition / Transaction costs: In the second quarter of 2012 the Company incurred $2.2 million of transaction related expenses. A large portion was due to the Company’s previously announced exploration of strategic alternatives. In the second quarter of 2011 the Company spent $0.2 million on acquisition related activity.

•

45G tax credits: A $5.1 million income statement benefit was recorded in the second quarter of 2011, but no benefit was recognized in the second quarter of 2012 since the credit is currently not in effect for 2012.

•

Amortization of swap termination costs: Non-cash charges of $1.4 million and $3.2 million were recorded in interest expense during the second quarters of 2012 and 2011, respectively, due to the June 2009 termination of an interest rate swap agreement.

•	Asset impairment: Second quarter of 2011 includes a non-cash, $3.2 million impairment charge resulting from a comprehensive evaluation of our locomotive fleet and the identification of surplus units.

[1]	See schedule at end of press release for a reconciliation of non-GAAP financial measure.

Summary of Noteworthy Items Impacting Second Quarter 2011 and 2012

	For the Three Months Ended June 30,
($ in thousands except EPS)	2011		2012
	Pre Tax	EPS	Pre Tax	EPS
Loss on extinguishment of debt	$0	$0.00	($5,666)	($0.07)
Acquisition / Transaction Costs	(243)	(0.00)	(2,184)	(0.03)
45G benefit	5,133	0.06	—	—
Amortization of swap termination costs	(3,201)	(0.04)	(1,363)	(0.02)
Impairment of assets	(3,220)	(0.04)	—	—

Note: Effective tax rates of 39% and 37% for 2011 and 2012, respectively

The Company reported operating income of $34.2 million in the second quarter of 2012 compared to $28.7 million in the second quarter of 2011. In addition to the items mentioned above impacting operating income, second quarter 2012 expenses were up primarily due to operating expenses from acquisitions and higher engineering services activity. Operating income excluding the impact of 45G credits, asset sales and impairments is shown below.

	For the Three Months Ended June 30,
	2011	2012
($ in thousands)
Operating revenue	$139,215	$156,096
Operating expense	110,517	121,921

Operating income, reported	28,698	34,175

Less: Benefit from 45G credits	(5,133)	—

Operating income excluding 45G Benefit [1]	23,565	34,175

Net (gain) loss on sale of assets	(64)	5
Impairment of assets	3,220	—

Operating income excluding 45G Benefit, Asset Sales and Impairments [1]	$26,721	$34,180

[1]	See schedule at the end of press release for a reconciliation of non-GAAP financial measure

On July 23, 2012 RailAmerica and Genesee & Wyoming Inc. (GWI) (NYSE: GWR) issued a joint press release announcing they had entered into an agreement under which GWI will acquire RailAmerica for an all cash purchase price of $27.50 per share. RailAmerica will not be holding a conference call to present its second quarter earnings. The Company will post a presentation containing supplemental information for the second quarter and year to date results in the Investors section of RailAmerica’s website (www.railamerica.com).

RailAmerica, Inc. owns and operates short-line and regional freight railroads in North America, operating a portfolio of 45 individual railroads with approximately 7,500 miles of track in 28 U.S. states and three Canadian provinces.

Cautionary Note Regarding Forward-Looking Statements

Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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INVESTOR CONTACT	MEDIA CONTACT
Ira Berger	Donia Crime
Vice President & Treasurer	Cell: 404.271.1437
Office: 904.999.5332	Office: 904.645.6200

RAILAMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2012	2011	2012
	(In thousands, except per share data)
Operating revenue	$139,215	$156,096	$264,152	$299,538
Operating expenses:
Labor and benefits	41,859	43,228	83,476	88,780
Equipment rents	8,889	9,939	17,555	18,335
Purchased services	11,327	15,550	20,433	26,520
Diesel fuel	14,578	13,210	28,745	26,635
Casualties and insurance	4,955	5,306	7,089	8,185
Materials	5,928	9,746	11,013	16,155
Joint facilities	2,550	2,755	4,755	5,346
Other expenses	10,672	10,588	20,605	21,689
Track maintenance expense reimbursement	(5,133)	—	(9,283)	—
Net (gain) loss on sale of assets	(64)	5	143	(158)
Impairment of assets	3,220	—	3,220	—
Depreciation and amortization	11,736	11,594	23,500	22,000

Total operating expenses	110,517	121,921	211,251	233,487

Operating income	28,698	34,175	52,901	66,051
Interest expense (including amortization costs of $4,384, $2,163, $9,242 and $4,779, respectively)	(18,143)	(10,267)	(36,734)	(23,678)
Other income (loss)	495	(5,476)	1,035	(87,418)

Income (loss) before income taxes	11,050	18,432	17,202	(45,045)
Provision for (benefit from) income taxes	2,350	7,235	4,417	(16,023)

Net income (loss)	8,700	11,197	12,785	(29,022)

Less: Net loss attributable to noncontrolling interest	—	(202)	—	(202)

Net income (loss) attributable to the Company	$8,700	$11,399	$12,785	$(28,820)

Basic earnings per common share:
Net income (loss) attributable to the Company	$0.17	$0.23	$0.24	$(0.57)

Diluted earnings per common share:
Net income (loss) attributable to the Company	$0.17	$0.23	$0.24	$(0.57)

Weighted Average common shares outstanding:
Basic	52,282	50,407	53,467	50,462
Diluted	52,282	50,578	53,467	50,462

RAILAMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2011	June 30, 2012
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$90,999	$50,987
Accounts and notes receivable, net of allowance of $7,291 and $8,817, respectively	96,813	105,747
Current deferred tax assets	9,886	13,659
Other current assets	17,967	24,967

Total current assets	215,665	195,360
Property, plant and equipment, net	1,021,545	1,051,479
Intangible assets	134,851	175,202
Goodwill	211,841	233,922
Other assets	13,478	12,615

Total assets	$1,597,380	$1,668,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$71,991	$64,120
Accounts payable	78,844	101,502
Accrued expenses	28,616	29,468

Total current liabilities	179,451	195,090
Long-term debt, less current maturities	1,827	576,628
Senior secured notes	501,876	—
Deferred income taxes	213,421	200,512
Other liabilities	20,680	31,825

Total liabilities	917,255	1,004,055

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 400,000,000 shares authorized; 50,605,440 shares issued and outstanding at December 31, 2011; and 50,396,991 shares issued and outstanding at June 30, 2012	506	504
Additional paid in capital and other	591,341	594,988
Retained earnings	84,272	55,337
Accumulated other comprehensive income	4,006	6,221

Total stockholders’ equity	680,125	657,050

Noncontrolling interest	—	7,473

Total equity	680,125	664,523

Total liabilities and stockholders’ equity	$1,597,380	$1,668,578

RAILAMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
	2011	2012
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$12,785	$(29,022)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	25,864	23,825
Amortization of swap termination costs	6,878	2,954
Net loss (gain) on sale or disposal of properties	143	(158)
Impairment of assets	3,220	—
Loss on extinguishment of debt	—	88,107
Equity compensation costs	4,979	7,647
Deferred income taxes and other	1,533	(18,022)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(23,767)	(5,230)
Other current assets	(10,031)	(6,817)
Accounts payable	11,914	9,471
Accrued expenses	19,691	339
Other assets and liabilities	(481)	218

Net cash provided by operating activities	52,728	73,312

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(36,185)	(42,914)
NECR government grant reimbursements	6,954	3,681
Proceeds from sale of assets	2,788	4,513
Acquisitions, net of cash acquired	(12,706)	(55,443)
Other	(45)	(238)

Net cash used in investing activities	(39,194)	(90,401)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(263)	(1,588)
Proceeds from issuance of long-term debt	—	582,075
Repurchase of senior secured notes	—	(649,720)
Repayment of revolving credit facility	—	(7,000)
Proceeds from revolving credit facility	—	65,000
Repurchase of common stock	(50,091)	(520)
Financing costs paid	(119)	(11,179)

Net cash used in financing activities	(50,473)	(22,932)

Effect of exchange rates on cash	453	9

Net decrease in cash	(36,486)	(40,012)
Cash, beginning of period	152,968	90,999

Cash, end of period	$116,482	$50,987

RAILAMERICA, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2011		2012
Operating revenue	$139,215	100.0%	$156,096	100.0%
Operating expenses:
Labor and benefits	41,859	30.1%	43,228	27.7%
Equipment rents	8,889	6.4%	9,939	6.4%
Purchased services	11,327	8.1%	15,550	10.0%
Diesel fuel	14,578	10.5%	13,210	8.4%
Casualties and insurance	4,955	3.5%	5,306	3.4%
Materials	5,928	4.3%	9,746	6.2%
Joint facilities	2,550	1.8%	2,755	1.8%
Other expenses	10,672	7.7%	10,588	6.8%
Track maintenance expense reimbursement	(5,133)	(3.7%)	—	0.0%
Net (gain) loss on sale of assets	(64)	(0.0%)	5	0.0%
Impairment of assets	3,220	2.3%	—	0.0%
Depreciation and amortization	11,736	8.4%	11,594	7.4%

Total operating expenses	110,517	79.4%	121,921	78.1%

Operating income	$28,698	20.6%	$34,175	21.9%

	Six Months Ended June 30,
	2011		2012
Operating revenue	$264,152	100.0%	$299,538	100.0%
Operating expenses:
Labor and benefits	83,476	31.6%	88,780	29.6%
Equipment rents	17,555	6.7%	18,335	6.1%
Purchased services	20,433	7.7%	26,520	8.9%
Diesel fuel	28,745	10.9%	26,635	8.9%
Casualties and insurance	7,089	2.7%	8,185	2.7%
Materials	11,013	4.2%	16,155	5.4%
Joint facilities	4,755	1.8%	5,346	1.8%
Other expenses	20,605	7.8%	21,689	7.2%
Track maintenance expense reimbursement	(9,283)	(3.5%)	—	0.0%
Net loss (gain) on sale of assets	143	0.0%	(158)	(0.1%)
Impairment of assets	3,220	1.2%	—	0.0%
Depreciation and amortization	23,500	8.9%	22,000	7.4%

Total operating expenses	211,251	80.0%	233,487	77.9%

Operating income	$52,901	20.0%	$66,051	22.1%

RAILAMERICA, INC. AND SUBSIDIARIES

Railroad Freight Revenue, Carloads and Average Freight Revenue

Per Carload

Comparison by Commodity Group (Unaudited)

	Three Months Ended June 30, 2011			Three Months Ended June 30, 2012
	Freight Revenue	Carloads	Average Freight Revenue per Carload	Freight Revenue	Carloads	Average Freight Revenue per Carload
	(Dollars in thousands, except average freight revenue per carload)
Chemicals	$16,324	24,496	$666	$17,465	24,151	$723
Agricultural Products	18,044	34,146	528	18,992	36,273	524
Metallic Ores and Metals	11,335	18,388	616	11,169	16,763	666
Non-Metallic Minerals and Products	10,437	22,774	458	11,426	23,493	486
Pulp, Paper and Allied Products	10,481	17,154	611	9,598	17,177	559
Forest Products	7,925	12,656	626	9,864	14,881	663
Coal	7,802	34,682	225	7,483	33,483	223
Food or Kindred Products	7,578	14,253	532	7,649	13,849	552
Waste and Scrap Materials	6,436	15,517	415	6,635	14,581	455
Petroleum	4,304	8,346	516	5,183	9,912	523
Other	3,401	7,019	485	4,388	9,542	460
Motor Vehicles	1,500	2,664	563	3,703	5,661	654

Total	$105,567	212,095	$498	$113,555	219,766	$517

	Six Months Ended June 30, 2011			Six Months Ended June 30, 2012
	Freight Revenue	Carloads	Average Freight Revenue per Carload	Freight Revenue	Carloads	Average Freight Revenue per Carload
	(Dollars in thousands, except average freight revenue per carload)
Chemicals	$32,489	49,398	$658	$34,186	48,056	$711
Agricultural Products	32,979	64,856	508	35,614	68,897	517
Metallic Ores and Metals	21,533	34,987	615	23,395	35,669	656
Non-Metallic Minerals and Products	19,490	42,624	457	20,806	42,189	493
Pulp, Paper and Allied Products	20,214	34,161	592	18,885	33,713	560
Forest Products	14,759	24,088	613	18,798	28,546	659
Coal	16,389	75,427	217	15,631	71,318	219
Food or Kindred Products	14,669	27,889	526	15,171	27,668	548
Waste and Scrap Materials	11,671	28,610	408	12,778	28,552	448
Petroleum	9,953	19,662	506	10,982	20,774	529
Other	5,974	14,074	424	8,076	19,072	423
Motor Vehicles	3,082	5,361	575	7,051	11,053	638

Total	$203,202	421,137	$483	$221,373	435,507	$508

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

Adjusted net income (loss) is a supplemental measure of profitability that is not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted net income (loss) has limitations as an analytical tool. It is not a measurement of our profitability under GAAP and should not be considered as an alternative to Net income (loss) as a measure of profitability.

Adjusted net income (loss) assists us in measuring our performance and profitability of our operations without the impact of transaction costs related to debt and credit facility extinguishment, exploration of strategic alternatives, acquisitions, impairment of assets and swap termination. The following table sets forth the reconciliation of Adjusted net income (loss).

	2011
(In thousands, except per share data)	Q1		Q2		Q2 YTD
	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share
Net income	$4,085	$0.07	$8,700	$0.17	$12,785	$0.24

Add:
Amortization of swap termination costs	2,243	0.04	1,953	0.04	4,196	0.08
Impairment of assets	—	—	1,964	0.04	1,964	0.04
Acquisition expense	44	0.00	148	0.00	192	0.00

Adjusted net income	$6,372	$0.12	$12,765	$0.24	$19,137	$0.36

Weighted Average common shares outstanding (diluted)	54,651		52,282		53,467

	2012
(In thousands, except per share data)	Q1		Q2		Q2 YTD
	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share
Net income (loss)	($40,219)	($0.80)	$11,399	$0.23	($28,820)	($0.57)

Add:
Amortization of swap termination costs	1,002	0.02	859	0.02	1,861	0.04
Loss on extinguishment of debt	51,938	1.03	3,570	0.07	55,507	1.10
Acquisition / strategic alternatives expense	239	0.00	1,376	0.03	1,615	0.03

Adjusted net income	$12,961	$0.26	$17,203	$0.34	$30,164	$0.60

Weighted Average common shares outstanding (diluted)	50,518		50,578		50,462

Note: Numbers may not add due to rounding

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

Operating Income Excluding 45G Benefit, Operating Ratio Excluding 45G Benefit, Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments are supplemental measures of profitability that are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Operating Income Excluding 45G Benefit, Operating Ratio Excluding 45G Benefit, Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments have limitations as analytical tools. They are not measurements of our profitability under GAAP and should not be considered as alternatives to Operating Income or Operating Ratio as measures of profitability.

Operating Income Excluding 45G Benefit and Operating Ratio Excluding 45G Benefit assist us in measuring our performance and profitability of our operations without the impact of monetizing the 45G tax benefit. Operating Income Excluding 45G Benefit, Asset Sales & Impairments and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments assist us in measuring our performance and profitability of our operations without the impact of monetizing the 45G tax benefit, Asset Sales and Impairments. The following table sets forth the reconciliation of Operating Income Excluding 45G Benefit from our Operating Income, Operating Ratio Excluding 45G Benefit from our Operating Ratio, Operating Income Excluding 45G Benefit, Asset Sales & Impairments from our Operating Income and Operating Ratio Excluding 45G Benefit, Asset Sales & Impairments from our Operating Ratio.

($ in thousands)	Q2 2011		Q2 2012
Operating revenue	$139,215		$156,096
Operating expense	110,517		121,921

Operating income, reported	28,698		34,175

Operating ratio reported		79.4%		78.1%

Less: Benefit from 45G credits	(5,133)	3.7%	—	0.0%

Operating income excluding 45G Benefit	23,565		34,175

Operating ratio excluding 45G Benefit		83.1%		78.1%

Net (gain) loss on sale of assets	(64)	0.0%	5	0.0%
Impairment of assets	3,220	-2.3%	—	0.0%

Operating income excluding 45G Benefit, Asset Sales & Impairments	$26,721		$34,180

Operating ratio, excluding 45G Benefit, Asset Sales & Impairments		80.8%		78.1%

Note: Numbers may not add due to rounding